FULUCAI ANNOUNCES APPOINTMENT OF
PRESIDENT, SECRETARY, CFO AND TREASURER

Calgary, Alberta (Marketwire–August 1, 2013) Fulucai Productions Ltd. (OTCQB:FCPS) (“Fulucai” or the "Company") announces the appointment of Mohammad Shahid Fazil as President, Secretary, Chief Financial Officer and Treasurer to hold the positions until such time as the Board of Directors can identify suitable candidates for those positions.

Concurrently the Company has received the resignation of Mr. Robert Thayer as Director, Chief Financial Officer, Secretary, President and Treasurer.

Mr. Fazil joined the Board of Directors of the Company and was appointed Chief Executive Officer and Chairman of the Board on July 23, 2013. His biography can be viewed by referring to our press release issued via Marketwire on July 29, 2013 or by viewing the Company’s filings on SEDAR at www.sedar.com.

ON BEHALF OF THE BOARD
/s/Mo Fazil
Mo Fazil
Chief Executive Officer

For information contact:
Mr. Mo Fazil
T: 403-613-7310

Disclaimers
 Except for statements of historical fact, this news release contains certain “forward-looking information” within the meaning of applicable securities laws. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” occur. Forward-looking information in this news release includes, but is not limited to, statements regarding expectations of management regarding the expiry of hold periods attached to the securities issued in settlement of debts as described in this news release. Although the Company believes that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements including, without limitation, the risk that the hold period on the shares may not expire as expected. Other than as required by law, the Company does not intend to update the forward-looking information